CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 29, 1997 included in Alexion Pharmaceuticals, Inc.'s Form 10-K for the year ended July 31, 1997 and to all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
-----------------------
Hartford, Connecticut
December 1, 1997